                                                                 Exhibit 10. 32


                     [STATE BANK OF TRAVANCORE LETTERHEAD]
                     (Associate of the State Bank of India)

Moduler Electronics (I) Pvt. Ltd.                               Page No: 1 of 4

No: DGM/M/Adv/1755                                             November 11, 1995

The Managing Director,
M/s Moduler Electronics (I) Pvt. Ltd.,
406, Dalamal Tower, Nariman Point,
Bombay 400 021

Dear Sir,

SANCTION OF CREDIT FACILITIES

With reference to request for sanction of an ad hoc Letter of Credit Limit last resting with your letter dated 6th November 1995, we are glad to inform you the sanction of an ad hoc letter of credit limit of Rs. 200 lacs subject to the terms and conditions contained in the annexure.

2. Please advise us in advance the date on which you would be calling on us for executing the documents to enable us to keep the same ready. Please also note to forward an authenticated copy of your Board Resolution empowering the Company to avail the advance and also detailing the persons empowered to execute the documents and witness the affixing of the common seal. Please also forward to us a copy of your Memorandum and Articles of Association duly certified as being amended upto date.

3. Please note that the facilities would be released only on your:

     i. Undertaking to raise the capital to Rs. 220 lacs before 31st March 1996;

    ii. Submitting a monthly cash flow statement for the period from November 1995 to March 1996 and there being sufficient cash flow to meet the LC liability;


                                                                      Cont'd...

[SEAL - BANK OF TRAVANCORE]

                                                                Page No: 2 of 4


   iii. Undertaking to submit to the Bank before 30th November 1995, the details called for vide our letter No: DGM/M/Adv/ 1254 dated 28th September 1995;

    iv. Agreeing to create charge over the current assets of the Company on a pari-passu basis with the existing bankers and also to create second charge over the fixed assets, first charge being in favour of ICICI;

     v. Undertaking to follow up with the other banks in the consortium for earlier sanction of the assessed limits;

4. By sanction of this facility the Bank does not commit itself to sanction the other fund based limits requested by you. You are therefore requested to manage your cash flow to meet the LC liability on time.

5. Please sign and retransmit the duplicate of this letter as a token of having accepted the terms and conditions.

Yours faithfully,


  /s/ [ASST GEN MGR]
- -------------------------
ASSISTANT GENERAL MANAGER

[LETTERHEAD -- STATE BANK OF TRAVANCORE]

                                                                Page No: 3 of 4

                              TERMS AND CONDITIONS

LETTER OF CREDIT (DEMAND/USANCE): - FOREIGN/INLAND

LIMIT                      :  Rs. 150.00 Lacs (over and above the existing
                              limit of Rs. 200 lacs) on an ad hoc basis.

TENOR                      :  Sight/usance upto 90 days.

PURPOSE                    :  For opening of LC covering purchase of
                              raw materials/spares.

SECURITY                   :  1. Documents of title to goods covered by the LC
                              2. Counter/Omnibus counter guarantee of the
                                 Company to be obtained.
                              3. Extension of charge over current assets.

              -COLLATERAL  :  i. Second charge over the entire fixed assets of the Company, both present and future - first charge being with ICICI.
                             ii. Personal guarantee [Bhri Manohar Lal Tandon.]

MARGIN                     :  Inland  :  10%
                              Import : 10% or as per RBI stipulation from time to time, whichever is higher.

COMMISSION                 :  As per FEDAI rules.

PERIOD OF SANCTION         :  One year from the date of sanction.

OTHER STIPULATIONS         :

1. The import letters of credit will be opened only against valid import licenses held by the Company, wherever applicable as permitted by the Import Trade Control authorities from time to time.

2. The application for opening the LC should be suitably stamped in accordance with the Stamp Act.

3. The Company should keep sufficient funds/DP in the cash credit account. Bills received under letter of credit should be promptly retired by the Company (on presentation/due dates) within the sanctioned working capital facilities and no additional drawings/limits will be permitted/granted for the purpose of retiring the bills received under any of the letters of credit established by the Bank on their behalf. The Company should also furnish the Bank with an irrevocable letter of authority for debiting their account straight away with the amount of the bills drawn under LCs together with all bank charges. The LCs will be opened by the


[SEAL -- STATE BANK OF TRAVANCORE]

                                                                Page No: 4 of 4


Bank without in any manner implying a commitment to allow additional credit facilities to the Company to retire the bills covered under the LCs.

4. In this connection, it is possible that the bills drawn under the LC are received but the relative goods are not yet received. In such cases, lien for the full amount of the outstanding bills as aforesaid would be earmarked against the advance value of the total stocks including the documents of title to goods received under the letter of credit.

5. In respect of letters of credit established on the Company's behalf providing for drawing of usance bills drawn and accepted under the Bank's letter of credit, drawing power will be earmarked (deducted) against advance value of stocks and other eligible securities.

6. Stocks covered by these usance bills/drafts should be kept separately by the Company and the value of such goods should also be declared in the monthly stock statements submitted by the Company. The Company will not, however, be entitled for DP against stock received under LCs until the relative bills are paid by them.

7. By sanction of this ad hoc letter of credit the Bank does not commit to sanction the other credit facilities requested by the Company.

8. This document is part of the letter addressed to you conveying the sanction of the facilities.



                                                                     [STAMP]

                                  [CURRENCIES]
                                     [SEAL]
                                    [STAMP]
FORM 'K' (SPECIAL)
- ------------------

                            STATE BANK OF TRAVANCORE
                           INDUSTRIAL FINANCE BRANCH
                                     MADRAS

This hypothecation agreement made at Bombay this Thirteenth day of November 1995 between M/s Moduler Electronics (I) Pvt. Ltd. a company incorporated in India and having its registered office at 406, Dalamal Tower, Nariman Point, Bombay, 400 021 (hereinafter called "the Company" in which expression are included unless such inclusion is excluded by or repugnant to the context its successors-in-interest and official liquidators) and the STATE BANK OF TRAVANCORE, a corporation constituted by

                                  [CURRENCIES]
                                     [SEAL]
                                    [STAMP]


the State Bank of India Subsidiary Banks Act 1959 and having its Head Office at Thiruvananthapuram and a branch at INDUSTRIAL FINANCE BRANCH, KILPAUK MADRAS 600 010 (hereinafter called the Bank in which expression are included unless such inclusion is excluded by or repugnant to the context its successors-in-interest)

        WHEREAS the company has requested the Bank to grant

        a credit limit for establishing Letter of Credit on its behalf from time to time in respect of their import/purchase of raw materials to an extent not exceeding the sum of Rs. 1,50,00,000/= (Rupees One Crore Fifty Lacs Only) at any one time required by the company in the ordinary course of its business and for the purpose of carrying on the same which the company hereby expressly admits and acknowledges.

        WHEREAS the Bank has at the request and on the faith of the said admission and acknowledgment of the company agreed to grant to the company the aforesaid credit limits in addition to the credit facilities already granted by the Bank to the Company and to be secured as herein provided.

        NOW IT IS AGREED BY THE COMPANY AS FOLLOWS:

        1st In consideration of the Bank having agreed to grant to the Company a limit for establishing Letter of Credit on its behalf from time to time in respect of their import/purchase of raw materials but to an extent not exceeding the sum of Rs. 1,50,00,000/= (Rupees One Crore Fifty Lacs Only) outstanding at any one time the Company hereby covenants with Bank to pay and make good to the Bank on demand all such monies as may be paid by the Bank or as the Bank may become liable to pay under or by virtue or in respect of any guarantees and/or Letters of Credit that may be issued by the Bank under the said limits as aforesaid and also at all time hereafter to indemnify and keep indemnified the Bank against all actions proceedings claims and demands duties penalties taxes losses damages costs (as between Attorney and Client) charges expenses and other liabilities whatsoever that may be brought or made against or sustained or incurred by the Bank (and whether paid by the Bank or not) in consequence of the Bank having agreed to issue such guarantees and/or establish Letters of Credit as aforesaid or otherwise howsoever in relation thereto and also to pay and make good to the Bank on Demand any such liabilities as aforesaid and that this covenant and obligations thereunder shall not be deemed to be satisfied or become inoperative by reason of the cessation at any time of any such guarantees and/or Letters of Credit that may be issued/established by the Bank as aforesaid but shall continue in force or revive in the event of any subsequent additions, renewals/extensions thereof and shall remain in full force and effect until any such guarantees and/or Letters of Credit or any subsequent additions/renewals/extensions thereof expire by the efflux of time mentioned in any such guarantees and/or Letters of Credit as aforesaid.

        2nd The whole of the Company's stocks of Raw Materials and Finished Goods and other raw materials and stores whether raw or in process of manufacture and all articles manufactured therefrom which now or hereafter from time to time during this security shall be brought into store or be in or about the Company's godowns or premises at BDF Block V, Units 37 & 38, Madras Export Processing Zone, Tambaram, Madras - 600045 or wherever else the same may be (including any such goods in course of transit or delivery) (all hereinafter called "the said goods") shall continue to remain further hypothecated to the Bank and constitute security for the payment by the Company to the Bank on demand of all moneys at any time payable by the Company to the Bank in respect of the said limits for issuance of guarantees and/or for establishment of Letters of Credit and also as security for the payment and discharges of all indebtedness or liability of the Company to the Bank in respect to any bills of exchange, promissory Notes or instruments at any time drawn made accepted or endorsed by the Company solely or jointly with others which the Bank may discount or become interested in together with all interest discount commission charges costs (between Attorney and Client) and expenses payable to or incurred by the Bank in relation thereto.

        3rd The Company will at all times maintain a sufficient quantity of the said goods of such market value as to provide such margin of security as may be required by the Bank and will forthwith whenever necessary provide further goods (approved by the Bank) to restore such margin or pay the Bank the equivalent in cash.

        4th All the said goods shall be kept at the Company's risk and expenses in good condition and fully insured against loss or damages as may be required by the Bank.

        5th The Bank or its Agents and Nominees shall be entitled at all times without notice to the Company but at the company's risk and expenses and if so required as Attorney for and in the name of the Company to enter any place where the said goods may be and where the books of the account of the company are kept and inspect value insure superintend disposal and/or take particulars of all or any of the said goods and inspect value and check any statements accounts reports and information and also on any default of the Company in payment and discharge of any moneys and liabilities hereby secured or the performance of any obligation of the Company to the Bank or the occurrence of any circumstances in the opinion of the Bank endangering this security to take possession of recover receive appoint receivers or remove and/or sell (either by public auction or private contract) despatch for realisation or otherwise dispose of or deal with all or any of the said goods and generally to enforce realise settle compromise submit to arbitration or deal in any manner with the security and to complete any engagements and carry on the business of the Company through agents' Managers or otherwise without being found to exercise any of these powers or being liable for any loss in the exercise thereof and without prejudice to the Bank's rights and remedies of suit or otherwise under this Agrement or otherwise and notwithstanding there may be pending suit or other proceedings and the Company hereby undertakes to give immediate possession to the Bank on demand of the said goods as and when required by the Bank and to transfer and deliver to the Bank all relative bills contracts securities documents and papers and agrees to accept the Bank's accounts of receipts from sales and realisation as sufficient proof of amounts realised and relative expenses and to pay on demand any shortfall or deficiency thereby shown provided that the Company may subject to the provisions of this Agreement and with the approval of the Bank sell the said goods from time to time in due course of business subject to the margin of security required by the Bank being fully maintained and on the terms of payment or delivery to the Bank of the proceeds thereof or documents therefor immediately on receipt of the same time to time in due course of business subject to the margin of security required by the Bank being fully maintained on the express undertaking that the said goods and proceeds thereof and documents therefor are always kept distinguishable as the Bank's exclusive property specifically appropriated to this security to be dealt with only under the directions of the Bank and the Company shall not (except with the previous consent of the bank in writing) create any mortgage charge lien or encumbrance upon or over the same or any part thereof except to the Bank nor suffer any such mortgage charge lien or encumbrance to affect the same or any part thereof nor do or allow anything that may prejudice this security.

        6th The Company will carry on business efficiently and will furnish (either monthly or often) all statements inventories reports returns certificates accounts documents particulars and information in respect of the said goods as the Bank may require verified and certified in the manner prescribed by the Bank and will execute all documents and do all acts and things which the Bank may require to give effect to this Agreement and the Company authorises the Bank through its Agents and Nominees as Attorney for and in the name of the Company to do whatever the Company may be required to do under this Agreement.

        7th The Bank shall be entitled at all times to apply any other moneys or securities or property in its hands standing to the credit of or belonging to the Company by sale or otherwise in or towards payment and discharge of any moneys and liabilities for the time being due and owing hereunder to the Bank and to recover at any time from the Company by suit or otherwise the balance remaining payable to the Bank in respect of such moneys and liabilities notwithstanding that all or any of the securities held by the Bank may not have been realised.

        8th This Agreement shall operate as a continuing security for all moneys indebtedness and liabilities aforesaid notwithstanding any partial payments.

        9th Nothing hereby shall prejudice or affect any general or special lien to which the Bank is or may be by law or otherwise entitled or any rights or remedies of the Bank in respect or any present or future security guarantee obligation or decree for any indebtedness or liabilities of the Company to the Bank or shall preclude the Bank from enforcing or having recourse to the security under the Agreement without enforcing or having recourse in the first instance to any other security held by the Bank from the Company and the Bank shall be entitled to sue on any of such security without being bound to sue on all such securities.

        10th It is declared that all the said goods presently hypothecated as aforesaid are the absolute property of the Company at the sole disposal of the Company and free from any prior charge or encumbances and that all future goods to be hypothecated hereunder shall be likewise the unencumbered absolute and disposable property of the Company except for the said charge created as aforesaid.

        In WITNESS WHEREOF the Company has caused its Common Seal to be hereunto affixed and Shri D. Ashok Kannan, Deputy Manager of the Bank and as such one of the authorised officers of the Bank for and on behalf of the Bank has hereunto set his hand the day and year first above written.

Dated at Bombay 13th Day of November 1995.


                                BORROWERS



The Common Seal of M/s Moduler
Electronics (I) Pvt. Ltd. hath
hereto been affixed in pursuance
of a resolution of its Board of
Directors passed at the meeting
held on 13th Nov 1995, in the
presence of S/ Shri D. Ashok Kannan
and Shri Biron R. Shah, Directors
of the Company respectively
who have hereunto affixed their
signatures in token of their
presence at the affixing of the
seal.


Place: Bombay

Date:  13th November 1995

                                   [CURRENCY]
                                     [SEAL]
                                    [STAMP]



                     DEBT ACKNOWLEDGMENT CUM LINKING LETTER

From
M/s M/s Moduler Electronics (I) Pvt. Ltd.,
406, Dalamal Tower,
Nariman Point, Bombay 400  021

To
The Asst General Manager,
State Bank of e,
Industrial Finance Branch,
Madras - 10

Dear Sir,

Since you have granted additional Letter of Credit Limit of Rs.1,50,00,000/= (Rupees One Crore Fifty Lacs Only) in addition to the existing Letter of Credit facility of Rs. 2,00,00,000/= (Rupees Two Crores Only) We have today executed and handed over to you the following documents for the additional Letter of Credit facility of Rs. 1,50,00,000/= (Rupees One Crore Fifty Lacs Only) sanctioned to us.


[STAMP]
- -------------------------------

1.  Form K (Special) dated 13th November 1995 for Rs. 1,50,00,000/=

2.  Deed of Hypothecation dated 13th November 1995.

We hereby declare that the above documents executed by us today are additional and not in substitution of the following documents

1.  Form K (Special) dated 18th February 1995 for Rs. 2,00,00,000/=

executed by us on the dates mentioned therein and We acknowledge for the purpose of Section 18 of the Limitation Act 36 of 1963 and any like limitation law in order to preclude any question of limitation that We are liable to you for payment of the outstanding amount in respect of all present and future indebtedness and liabilities under the Cash Credit Account, interalia, secured by the aforesaid documents together with interest, costs, charges and expenses in terms thereof and the said documents shall remain in force with all relative securities, agreements and obligations.

Yours faithfully,                       [STAMP]
                                        ------------------------------------

The Common Seal of M/s Moduler
Electronics (I) Pvt. Ltd. hath
hereunto been affixed in pursuance
of a resolution of its Board of
Directors passed at the meeting
held on 13th Nov 1995, in the
presence of S/ Shri M.L. Tandon
and Shri Biron R. Shah, Directors of
the Company
who have hereunto affixed their
signatures in token of their
presence at the affixing of the
seal.

Place:  Bombay                          /s/
                                        -----------------------------------
Date:   13th November 1995              /s/
                                        -----------------------------------

                                   [Currency]
                                    [Stamp]
                                     [Seal]

                             DEED OF HYPOTHECATION

This deed of hypothecation executed at Bombay this the Thirteenth Day of November, One Thousand Nine Hundred Ninety Five by M/s Moduler Electronics (I) Pvt. Ltd. a company incorporated in India and having its registered office at 406, Dalamal Tower, Nariman Point, Bombay 400 021 (hereinafter referred to as "the Company" which expression shall, unless excluded by or repugnant to the context, include its successors and assigns) of the one part and the State Bank of e, a Bank constituted under the Provisions of the State Bank of India (Subsidiary Banks) Act 1959, having its Head Office at Thiruvananthapuram, Kerala and a Branch at 816/ 817, Poonamalle High Road, Kilpauk, Madras 600 010 (hereinafter for brevity sake referred to as "the Bank" which expression shall unless the context or subject otherwise requires include its successors or assigns) of the other part.

                                    [Stamp]

                                   [Currency]
                                    [Stamp]
                                     [Seal]

                            STATE BANK OF TRAVANCORE

WHEREAS

(1) By the loan agreement dated the Thirteenth day of November, One Thousand Nine Hundred Ninety Five (referred to as "the said agreement") made between the Company of the one part and the bank of the other part, interalia the Bank has agreed to grant the Company financial assistance by way of a Letter of Credit limit to the extent of Rs. 3,50,00,000/= (Rupees Three Crore Fifty Lacs only) (hereinafter referred to as the "financial assistance" which expression shall include any interim disbursement(s) that may be sanctioned against the said financial assistance) for the purposes and on the terms and conditions set out therein.

(ii) The bank has called upon the Company and the Company has agreed to execute these presents, as security for the repayment of the financial assistance of Rs. 3,50,00,000/= (Rupees Three Crore Fifty Lacs Only) agreed to be lent and advanced by the Bank to the Company, the payment of interest, additional charges, expenses and other moneys payable to the bank by the Company under the said agreement.

                                    [Stamp]

NOW THESE PRESENTS WITNESS THAT IN CONSIDERATION OF THE BANK having agreed to grant the said financial assistance for the purposes and on the terms and conditions set out in the said Agreement, the Company hereby agrees and declares as follows:

1. That all the fixed assets of the Company movable and immovable assets (save and except book debts) which now or hereafter from time to time acquired during the continuance of this agreement, shall be brought into, stored or to be stored in or about its premises, factories godowns and elsewhere and wherever they are whether stationary or in transit (hereinafter collectively referred to as the "said goods") short particulars whereof are given in the first schedule hereunder written/enclosed as a separate annexure are hereby hypothecated to the bank as security for all the amounts payable by the Company to the bank under the said Agreement. PROVIDED THAT the charge of the Bank shall rank second with the charges created and/or to be created by the Company in favour of the Bank/Financial Institutions specified in the second schedule hereunder written and for the purpose therein mentioned, PROVIDED FURTHER THAT the charge in favour of the Bank on the said goods shall be subject to the charge or charges created and/or to be created by the Company in favour of its Bankers on its stocks of raw materials, semi finished and finished goods and consumable stores and book debts and such other movables as may be permitted by the Bank in writing to secure borrowings for working capital requirements.

2. That the Company shall, at its own expense, keep the said goods in marketable and good condition, and insure and keep insured the said goods in accordance with the provision of the said Agreement and shall duly pay all premia or other sums payable for that purpose unless otherwise agreed to by the lenders. The insurance in respect of the said goods shall be taken in the joint names of the Company and the bank and any other institutions having an insurable interest in the properties of the Company and acceptable to the bank and the Company shall deposit and keep deposited with the Bank and/or other institutions as may be approved by the Bank the insurance policies and renewals thereof.

PROVIDED that the insurance in respect of the goods charged to the Company's bankers as approved by the Bank shall be taken out in such a manner as may be desired by such bankers/financial institutions and the policy or policies of insurance or any renewals thereof may be retained by the Bank/financial institutions.

In the event of failure on the part of the Company to insure the said goods as herein provided and/or to pay the insurance premia or other sums referred to above, the Bank may, but shall not be obliged to, insure and/or pay the insurance premia and the Company shall, on receipt of a notice


                                    [STAMP]
or demand from the Bank, reimburse the Bank the expenditure incurred by them, together with interest at the rate stipulated by the bank from the date of the payment by the Bank and the said sums shall, till payments, be considered to be loan to the Company by the Bank.

3. That a nominee of the Bank shall, without any notice and at the risk and expense of the Company, be entitled at all times to enter any place where the said goods may be stored and arrange to insure, inspect its value, superintend disposal and/or take particulars of all or any part of the said goods, check any statement, accounts, reports and information and also on any default, of the Company in the performance of any obligations of the Company to the bank or any breach by the Company of any of the terms and conditions stipulated in the said agreement, to take charge and/or possession of, seize, recover, receive, appoint receivers or remove and/or sell by public auction or private contract despatch for realisation or otherwise, dispose of or deal with all or any part of the said goods and to enforce, realise, settle, compromise and deal with any rights or claims relating thereto without being bound to exercise any of these powers or being liable for any loss in the exercise thereof and without prejudice to the Bank's rights and remedies of suit or otherwise and notwithstanding that there may be any pending suit or other proceeding, the company shall give immediate possession of the said goods to the nominee of the Bank on demand and to transfer and deliver to the Bank all relative bills, contracts, securities and documents and the Company shall accept the Bank's account of sales and realisations as sufficient proof of accounts realised and relative expenses and pay to the Bank any shortfall or deficiency thereby shown.

4. That all the said goods and all realisations and insurance proceeds thereof and all documents under this security shall always be kept distinguishable and held as exclusive property of the Bank, specifically appropriated to this security, subject to the rights of the Company's bankers and other financial institutions herein provided, and shall be dealt with only under the directions of the Bank and that the Company shall not, except as provided in the said agreement, create any mortgage, charge, lien or encumbrance upon or over the same or any part thereof nor do or allow anything to be done that may prejudice this security; provided always that until otherwise directed by the Bank, the Company shall be at liberty in the ordinary course of business to sell all or any of the said goods but that the Company shall, if so required by the Bank, on any and every such sale pay to the Bank the net proceeds of sale in satisfaction, so far as the same will extend, of the moneys then due and payable by the Company to the Bank under the said Agreement.

                                    [Stamp]

5. That the Company shall, whenever required by the Bank give full particulars to the Bank of all the assets of the Company (including the said goods) and shall furnish and verify all statements, reports, returns, certificates and information from time to time and as required by the Bank, and make, furnish and execute all necessary documents to give effect to this security.

6. The Company agrees and undertakes to execute such other deeds or documents as may be required by the Bank to further perfect, protect and/or enforce the security created hereunder and if it fails to do the same within the time, if any, allowed by the Bank for the purpose, the Bank is hereby irrevocably appointed and authorised to act as the Power of Attorney holders of the Company and take further documents as may be found necessary and take any steps as may be found required, for preservation, enforcement and realisation of the security hereunder and the Company shall be liable to bear the expenses that may be incurred in this connection.

7. That this security shall be a continuing security and shall not be affected by any change in the constitution of the Company or by winding up (voluntary or otherwise) or by any merger or amalgamation of the Company with any other company, society or person etc..

8. That the Company hereby declares that the said goods are the absolute property of the Company at the sole disposal of the Company and, subject to the charge or charges created and/or to be created as provided in clause I thereof, free from any prior charge or encumbrance and future goods shall like wise be unencumbered, absolute and disposable property of the Company.

9. That the Company doth hereby agree and undertake that it will, if not already executed prior to the execution of these presents at its own cost procure the execution and registration, if necessary, of the pari-passu inter-se Agreement by the financial institution and the Bank mentioned in the second schedule hereto to ensure that the security created hereunder shall rank pari-passu inter-se without any preference or priority of one over the other or others of them for all purposes and to all intents and also providing that moneys resulting from the enforcement of realisation of the said security or any of them shall, (subject to the prior charge(s) of the Company's bankers over specified moveables and trade debts for securing borrowings for working capital requirements) be distributed and shared amongst the Bank/financial institutions without any preference or priority of one over the other or others of them for all purposes and to all intents and including therein specifically the provisions regarding insurance, custody of insurance policies, custody of title deeds, prohibition prepayment by the Company, acceleration of repayment of debts and other usual terms, provisions and stipulations as may be agreed to by the Bank/financial institutions.

                                    [Stamp]

10. That nothing herein shall prejudice any rights or remedies of the Bank in respect of any present or future security, guarantee, obligation or decree for any indebtedness or liability of the Company to the Bank.

THE FIRST SCHEDULE HEREINABOVE REFERRED TO SHORT PARTICULARS OF GOODS

The whole of the moveable assets of the Company (save and except book debts) including moveable plant and machinery, implements, fittings, spare parts, accessories, tools, stores inventories, typewriters, motor vehicles, all type of transport equipments, office furniture including computers, stocks of raw materials, finished and semi finished goods, other goods and uncalled capital from time to time acquired which now or hereinafter from time to time during the continuance of this Agreement shall be brought into, stored or to be stored in or about its premises, factories, godowns and elsewhere and wherever they are, whether stationary or in transit.

THE SECOND SCHEDULE HEREINABOVE REFERRED TO

All the fixed assets of the Company both moveable and immoveable presently charged to ICICI as first charge holder.

In witness whereof the Company has caused its Common Seal to be hereunto affixed the day and year first hereinabove written.

                                    [Stamp]
                                  [Signature]

The Common Seal of M/s Moduler
Electronics (I) Pvt. Ltd. hath
hereunto been affixed in pursuance
of a resolution of its Board of
Directors passed at the meeting
held on 13th Nov. 1995, in the
presence of S/ Shri M.L. Tandon
and Shri Biren R. Shah, Directors
of the Company who have hereunto
affixed their signatures in token
of their presence at the affixing
of the seal.
                                  [Signatures]

Place: Bombay

Date: 13th November 1995